UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2021

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Sino American Oil

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52304 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066,

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2021, Jeffrey Lawrence Standen resigned as Co-Chief Executive Officer. Mr. Standen’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Be it known to all regulatory bodies such as OTCMarkets, the Canadian Securities bodies, and Securities Exchange Commission that the resignation changes his direct affiliation of the Company to non-affiliate.

Item 8.01Other Items.

On September 30, 2021, proceeding the resignation of Mr. Standen, his consulting firm is a now prime consultant of the Company. It will be an independent contractor, and not be an insider, affiliate, or beneficial owner of Sino American Oil Company.

On September 30, 2021, the appointment of Kim Halvorson as President and Chief Operating Officer of the Company was ratified by the Board of Directors at a Special Meeting of the Board of Directors, dated September 30 2021. Richard Tang maintains the role of CO-CEO and Treasurer. Mr. Tang wishes to clarify that his role was Treasurer while Mr. Standen was appointed, and was not made clear in the 8K dated January 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sino American Oil Company

Date: October 1, 2021	By:	/s/ Richard Tang
Richard Tang
Resigning director, and now a consultant upon request of the new CEO